Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

WashingtonFirst Bankshares, Inc.
Reston, Virginia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2014, relating to the consolidated financial statements of WashingtonFirst Bankshares, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Richmond, Virginia
February 25, 2015